UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2006

(Date of earliest event reported): May 24, 2006

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of May 24, 2006, Silverleaf Resorts, Inc. (the "Registrant") and two of its affiliates, Grace Brothers, Ltd. ("Grace") and Robert E. Mead, the Chairman and Chief Executive Officer of the Registrant, as trustee, entered into a Securities Purchase Agreement ("Purchase Agreement") for the private resale of an aggregate of eight million shares of the Registrant's presently issued and outstanding common stock to institutional investors at a price of $3.50 per share (the “Transaction”). The Transaction closed on May 26, 2006. Grace sold six million of its beneficially owned shares and Mr. Mead sold two million shares beneficially owned by him as trustee under a voting trust agreement dated November 1, 1999. Following the closing of the Transaction, Grace, together with its affiliate, Grace Investments, Ltd., is the beneficial owner of 6,118,825 shares, or approximately 16.3% of the Registrant’s shares outstanding and Mr. Mead is the beneficial owner of 9,349,417 shares, or approximately 24.9% of the Registrant’s shares outstanding. Oppenheimer & Co. Inc. acted as the placement agent for the Transaction. The Registrant did not receive any proceeds from the sale of these shares.

The Purchase Agreement contains representations and warranties by the Registrant, Mr. Mead and Grace that are typical of transactions of this type. In connection with the Transaction, the executive officers and directors of the Registrant, including Mr. Mead, have entered into lock-up agreements in which each has agreed not to sell shares of common stock held by them until the later of 120 days after the closing date and 90 days after the effective date of the Registration Statement. Grace, and its affiliate Grace Investments, Ltd. have also entered into lock-up agreements in which they have agreed not to sell shares of the Registrant’s common stock held by them until the later of 120 days after the closing date and 90 days after the effective date of the Registration Statement; provided however, that the lock up period for Grace and Grace Investments, Ltd. will in no event exceed 120 days after the closing date.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission within 30 days of the effective date of the Purchase Agreement to register for further resale the shares purchased by the institutional investors and to use its commercially reasonable best efforts to cause the registration statement to become effective within 90 days (or 120 days if the SEC reviews the registration statement). In the event that the Registrant is unable to satisfy these registration deadlines, the Registrant will be required to pay liquidated damages of 1% of the aggregate purchase price each month until the registration statement is declared effective, subject to a maximum of 12% of the aggregate purchase price. Until the registration statement is declared effective, the shares to be purchased by the institutional investors will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent an applicable exemption from registration requirements.

The form of the Purchase Agreement and the press release issued by the Registrant on May 25, 2006 announcing the private resale are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 25, 2006, the Registrant issued a press release announcing the Transaction. The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

10.1*	Form of Securities Purchase Agreement, dated May 24, 2006, by and among the Registrant, the selling shareholders and the investors
99.1*	Press release issued by the Registrant on May 25, 2006 announcing the private resale.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 26, 2006	SILVERLEAF RESORTS, INC.

	By:	/S/ HARRY J. WHITE, JR.
Name: Harry J. White, Jr.
Title: Chief Financial Officer